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                                                                    Exhibit 10.6


                                FISCAL YEAR 1995
                      EXECUTIVE OFFICER BONUS ARRANGEMENT


For the year ended July 31, 1995, Dep Corporation had bonus arrangements with its executive officers of international, operations and domestic sales.

Pursuant to such arrangements, Jerome P. Alpin, Senior Vice President and General Manager, International Sales and Marketing, R. Eugene Biber, Senior Vice President, Operations and Steve Berry, Vice President, Sales, may earn bonus compensation upon the attainment of corporate and divisional sales and profit plans and certain measures of operational efficiency and performance, as determined by the President from time to time.